Exhibit 99.B(d)(3)(A)(i)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED

ADMINISTRATIVE SERVICES SUB-CONTRACT

between

DIRECTED SERVICES, LLC

and

ING FUNDS SERVICES, LLC

Name of Funds

ING Artio Foreign Portfolio

ING BlackRock Large Cap Growth Portfolio

ING BlackRock Large Cap Value Portfolio

ING Clarion Real Estate Portfolio

ING Evergreen Health Sciences Portfolio

ING Evergreen Omega Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING Franklin Mutual Shares Portfolio

ING Global Resources Portfolio

ING Janus Contrarian Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Lord Abbett Affiliated Portfolio

ING Marsico Growth Portfolio

ING MFS Total Return Portfolio

ING PIMCO High Yield Portfolio

ING PIMCO Total Return Bond Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING Stock Index Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Templeton Global Growth Portfolio

ING Van Kampen Global Franchise Portfolio

ING Van Kampen Growth and Income Portfolio